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                                                                  EXHIBIT 10.28

                              NONCOMPETITION AGREEMENT

     This NONCOMPETITION AGREEMENT (this "AGREEMENT") is made this 31st day of March, 1998 by and between Hybrid Networks, Inc., a Delaware corporation ("HYBRID"), and Richard B. Gold, a California resident ("EMPLOYEE").

                                     RECITALS

     WHEREAS, Employee has been an officer of Pacific Monolithics, Inc., a California corporation ("PACIFIC"), and is the owner of shares of capital stock of Pacific; and

     WHEREAS, Pacific is a party to an Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT") dated March 19, 1998 by and among Hybrid, Pacific and HN Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Hybrid ("NEWCO"), pursuant to which Newco is to merge with and into Pacific (the "MERGER"); and

     WHEREAS, the parties hereto recognize that Employee has unique knowledge and experience regarding Pacific's business, and the Hybrid desires to be assured that confidential information pertaining to Pacific's business and the goodwill of Pacific will be preserved and protected and will inure to the benefit of Hybrid; and

     WHEREAS, execution and delivery of this Agreement is a condition precedent to the closing of the transactions contemplated by the Reorganization Agreement (the "CLOSING");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties contained herein, and further as an inducement to Hybrid to enter into the Reorganization Agreement, the parties hereto hereby agree as follows:

     1.   COVENANT NOT TO COMPETE.

          (a) For the two (2) year period following the "CLOSING DATE" as defined in the Reorganization Agreement, Employee shall not, anywhere in the world, including without limitation counties in the State of California listed in Exhibit A hereto:

               (i) (A) engage, directly or indirectly, in any business activity as a sole proprietor, partner, beneficial shareholder, officer, director, employee, agent, or consultant of, for, or with, (B) work for, consult, found, or enter into any license agreement with, or (C) be involved in any way with, any entity or person engaged in the design, research, development, marketing, sale, or licensing of any wireless or wired cable modems product, including any product similar to the Downconverter or the CypherPoint lines of products, created, distributed,

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or known by Employee to be under development by Pacific prior to the termination of Employee's employment with Hybrid (a "COMPETITIVE BUSINESS");
and

               (ii) actively solicit for employment any Pacific employees who continue to be employed by Hybrid or Pacific after the Closing.

          (b) Notwithstanding the foregoing, Employee may own, directly or indirectly, up to 2% of any class of "publicly traded securities," and up to 5% of the outstanding securities that are not "publicly traded securities," of any Competitive Business. For the purposes of this Section 1, the term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market.

     2. CONSIDERATION; AGREEMENT REASONABLE. Employee acknowledges and agrees that (a) this Agreement is being entered into as a condition to the consummation of the Reorganization Agreement; (b) as a shareholder of Pacific, he is receiving a substantial benefit for the consummation of the Reorganization Agreement, including shares of unregistered Hybrid Common Stock, which benefit constitutes adequate consideration for the covenants set forth in this Agreement, and (c) the covenants provided for in this Agreement, including without limitation the term and scope of the covenant not to compete, are necessary and reasonable in order to protect Hybrid in the conduct of its business.

     3. ENFORCEABILITY OF RESTRICTION. The foregoing restriction may be enforced throughout the world. The foregoing restriction shall be deemed to be a series of separate covenants as to increasing degrees of scope and duration. If any of such covenants shall be held invalid or unenforceable by reason of being unreasonably broad as to duration, geographic scope, or otherwise, such covenants shall be deemed eliminated to that extent and the remaining covenants shall be enforced to the broadest extent deemed reasonable. The parties hereto expressly agree that the restrictions as so amended shall be valid and binding as though such invalid or unenforceable covenant had not been included herein.

     4. REFORMATION. In the event that the provisions of this Agreement should ever be deemed to exceed the scope, time, geographic, or other limitations of applicable law regarding covenants not to compete, then such provisions shall be reformed to the maximum scope, time, geographic, or other limitations, as the case may be, permitted by applicable laws.

     5. DAMAGES. In the event that Employee breaches any covenant or agreement set forth in this Agreement, it is expressly agreed between the parties that monetary damages would be inadequate to compensate Hybrid for any such breach. Accordingly, Employee acknowledges and agrees that any such violation or threatened violation will cause irreparable injury to Hybrid and that, in addition to any other remedies which may be available, Hybrid shall be entitled to obtain injunctive relief against the threatened breach of the covenant or agreement set forth in this Agreement or the continuation of any such breach.

     6. ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable by any party without the written consent of the other party, other than an assignment from Hybrid to any subsidiary, its parent, or any subsidiary of its parent. The rights

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and obligations of each party under this Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of such party.

     7. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the transactions contemplated hereby. It may not be changed orally but only by an agreement in writing, signed by the party against which or whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     8. APPLICABLE LAW. This Agreement shall be interpreted in accordance with the laws of the State of California, without regard to such State's conflicts of law rules.

     9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument.




                       [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties hereto have entered into this
Noncompetition Agreement as of the date first written above.


                                       HYBRID NETWORKS, INC.


                                       By: /s/ Carl S. Ledbetter
                                           ------------------------------------
                                           Carl S. Ledbetter
                                           President and Chief Executive Officer




                                       EMPLOYEE

                                       /s/ Richard B. Gold
                                       ----------------------------------------
                                       Richard B. Gold






                     SIGNATURE PAGE TO NONCOMPETITION AGREEMENT

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                                     EXHIBIT A

                                CALIFORNIA COUNTIES

1.   Alameda
2.   Alpine
3.   Amador
4.   Butte
5.   Calaveras
6.   Colusa
7.   Contra Costa
8.   Del Norte
9.   El Dorado
10.  Fresno
11.  Glenn
12.  Humboldt
13.  Imperial
14.  Kern
15.  Kings
16.  Lake
17.  Lassen
18.  Los Angeles
19.  Madera
20.  Marin
21.  Mariposa
22.  Mendocino
23.  Merced
24.  Modoc
25.  Mono
26.  Monterey
27.  Napa
28.  Nevada
29.  Orange
30.  Placer
31.  Plumas
32.  Riverside
33.  Sacramento
34.  San Benito
35.  San Bernadino
36.  San Diego
37.  San Francisco
38.  San Joaquin
39.  San Luis Obispo
40.  San Mateo
41.  Santa Barbara